Exhibit 99.1

ADVANCE AUTO PARTS REPORTS FIRST QUARTER FISCAL 2010
COMPARABLE STORE SALES INCREASE OF 7.7%; DILUTED EPS OF $1.19

ROANOKE, Va, May 19, 2010 – Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries, and maintenance items, today announced its financial results for the first quarter ended April 24, 2010.

First quarter earnings per diluted share (EPS) were $1.19 which was a 21% increase over the first quarter last year. Excluding the $0.04 charge related to store divestitures recorded during the first quarter of fiscal 2009, EPS increased 17%.

First Quarter Performance Summary

	Sixteen Weeks Ended
	April 24, 2010	April 25, 2009

Sales (in millions)	$1,830.6	$1,683.6

Comp Store Sales %	7.7%	8.2%

Gross Profit %	49.8%	48.8%

SG&A %	39.8%	39.5%

Operating Income %	10.0%	9.4%

Diluted EPS	$1.19	$0.98

Avg Diluted Shares (in 000s)	91,473	94,889

“The team has positioned us for another great year of sales and profit growth through an unwavering commitment to provide a superior experience to our customers,” said Darren R. Jackson, Chief Executive Officer.  “During the quarter we generated double-digit operating income growth and saw continued improvement in our overall customer satisfaction scores.  Collectively, the strategic and financial progress is evident in our customer experience and financial results.”

First Quarter Highlights

Total sales for the first quarter increased 8.7% to $1.83 billion, compared with total sales of $1.68 billion during the first quarter of fiscal 2009. The sales increase reflected the net addition of 57 new stores during the past 12 months and a comparable store sales gain of 7.7% compared to an 8.2% comparable store sales gain during the first quarter of fiscal 2009. The Company’s gross profit rate was 49.8% of sales during the first quarter as compared to 48.8% during the first quarter last year. The 93 basis-point improvement in the gross profit rate was driven by continued investments in pricing capabilities, parts availability and an increase in direct sourcing.  The Company’s SG&A rate was 39.8% of sales during the first quarter as compared to 39.5% during the same period last year, a 34 basis-point increase.  Excluding the impact of store divestitures last year, the SG&A rate increased 68 basis points, driven by the annualization of previous customer facing and E-commerce investments, partially offset by leverage on occupancy expenses as a result of the Company's 7.7% comparable store sales increase.  The Company’s operating income during the first quarter of $182.2 million increased 15.6% or 59 basis points to 10.0% of total sales as compared to the first quarter of fiscal 2009.  Excluding the impact of store divestitures, the Company’s operating income rate increased 25 basis points.

Operating cash flow for the quarter increased 15.5% to $338.0 million from $292.7 million in the first quarter of 2009.  Free cash flow for the quarter increased 30.5% to $262.9 million from $201.4 million in the first quarter 2009.  Capital expenditures were $60.7 million for the quarter as compared to $50.2 million during the first quarter of 2009.

“We are very pleased with our strong start to 2010 and the broad-based improvements in our business.  During our fourth quarter fiscal 2009 earnings release, we provided an annual outlook which included an estimated 2010 operating EPS range of $3.20 to $3.40 per share. This annual outlook was based on operating performance only and did not include share repurchases or the impact of the recent

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notes offering.  The favorable impact of our share repurchases, partially offset by the recent notes offering, will add a net incremental benefit of approximately $0.14 to our full year EPS of which we realized $0.04 in our first quarter results,” said Mike Norona, Executive Vice President and Chief Financial Officer.  “In April, we were upgraded to investment grade status by Standard & Poor’s. This was an important milestone for our Company as this upgrade is an independent assessment validating our strong operational and financial performance, solid operating cash flows, and strong financial metrics.”

Key Financial Metrics and Statistics (1)

	Comparable
	Sixteen Weeks Ended		Fifty-two Weeks Ended
	April 24, 2010	April 25, 2009	FY 2009	FY 2008

Sales Growth %	8.7%	10.3%	7.1%	4.3%

Sales per Store	$1,619	$1,556	$1,595	$1,524

Operating Income per Store	$145	$136	$142	$132

Return on Invested Capital	15.9%	14.6%	15.1%	14.0%

Gross Margin Return on Inventory	$4.49	$3.60	$3.98	$3.37

Total Store Square Footage, end of period	25,299	24,918	24,973	24,711

Total Team Members, end of period	50,495	49,265	48,771	47,853

(1)
In thousands except for gross margin return on inventory and total Team Members. The financial metrics have been reported on a comparable basis to exclude the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008. The financial metrics presented are calculated on an annual basis and accordingly reflect the last four quarters completed, except for Sales Growth % and where noted. Refer to the presentation of the financial metrics on a GAAP basis, definitions of the financial metrics and reconciliation of the financial results reported on a comparable basis to the GAAP basis in the accompanying financial statements in this press release.

Store Information

During the first quarter, the Company opened 43 stores, including 11 Autopart International stores, and closed one store.  As of April 24, 2010, the Company’s total store count was 3,462 including 167 Autopart International stores.

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Share Repurchases

The Company purchased 6,911,628 shares during the first quarter at an aggregate cost of $287.7 million, or an average price of $41.62 per share.  At the end of the first quarter, the Company had $212.3 million remaining under the $500.0 million share repurchase authorization approved by the Board of Directors in February 2010.

Dividend

On May 18, 2010, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.06 per share to be paid on July 9, 2010 to stockholders of record as of June 25, 2010.

Annual Stockholders’ Meeting Announcements

The Company held its annual meeting of stockholders on May 19, 2010.  During the meeting, the following individuals were elected to serve on the Company’s Board of Directors for the next year: John F. Bergstrom, John C. Brouillard, Fiona P. Dias, Frances X. Frei, Darren R. Jackson, William S. Oglesby, J. Paul Raines, Gilbert T. Ray, Carlos A. Saladrigas and Francesca M. Spinelli.

The other proposal approved by the stockholders was the ratification of the appointment by the Company’s Audit Committee of Deloitte & Touche LLP as its independent registered public accounting firm for 2010.

Investor Conference Call

The Company will host a conference call on Thursday, May 20, 2010 at 10:00 a.m. Eastern Daylight Time to discuss its quarterly results.  To listen to the live call, please log on to the Company’s website, www.AdvanceAutoParts.com, or dial (866) 908-1AAP.  The call will be archived on the Company’s website until May 20, 2011.

About Advance Auto Parts

Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-yourself and professional installer markets.  As of April 24, 2010, the Company operated 3,462 stores in 39 states, Puerto Rico, and the Virgin Islands.  Additional information about the Company, employment

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opportunities, customer services, and online shopping for parts and accessories can be found on the Company’s website at www.AdvanceAutoParts.com.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate.  These statements discuss, among other things, expected growth and future performance, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2010.  These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended January 2, 2010 on file with the Securities and Exchange Commission.  Actual results may differ materially from anticipated results described in these forward-looking statements.  The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them as more information becomes available.

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Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 24,	January 2,	April 25,
	2010	2010	2009

Assets

Current assets:
Cash and cash equivalents	$133,286	$100,018	$50,902
Receivables, net	110,471	92,560	87,519
Inventories, net	1,745,555	1,631,867	1,681,336
Other current assets	33,984	63,173	34,037
Total current assets	2,023,296	1,887,618	1,853,794

Property and equipment, net	1,095,935	1,100,338	1,061,683
Assets held for sale	1,552	1,492	2,911
Goodwill	34,387	34,387	34,603
Intangible assets, net	26,085	26,419	27,195
Other assets, net	21,553	22,709	21,542
	$3,202,808	$3,072,963	$3,001,728

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$1,293	$1,344	$1,094
Financed vendor accounts payable	17,557	32,092	95,180
Accounts payable	1,185,782	966,274	910,199
Accrued expenses	424,961	393,060	407,568
Other current liabilities	68,122	73,257	56,636
Total current liabilities	1,697,715	1,466,027	1,470,677

Long-term debt	277,695	202,927	279,010
Other long-term liabilities	118,015	121,644	72,236
Total stockholders' equity	1,109,383	1,282,365	1,179,805
	$3,202,808	$3,072,963	$3,001,728

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Sixteen Week Periods Ended
April 24, 2010 and April 25, 2009
(in thousands, except per share data)
(unaudited)

	April 24,	April 25,
	2010	2009

Net sales	$1,830,606	$1,683,636

Cost of sales, including purchasing and warehousing costs	919,829	861,648

Gross profit	910,777	821,988

Selling, general and administrative expenses	728,605	664,406

Operating income	182,172	157,582

Other, net:
Interest expense	(5,956)	(7,611)
Other income (expense), net	524	(104)
Total other, net	(5,432)	(7,715)

Income before provision for income taxes	176,740	149,867

Provision for income taxes	67,309	56,282

Net income	$109,431	$93,585

Basic earnings per share (a)	$1.20	$0.99
Diluted earnings per share (a)	$1.19	$0.98

Average common shares outstanding (a)	90,712	94,473
Average common shares outstanding - assuming dilution (a)	91,473	94,889

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At April 24, 2010 and April 25, 2009, we had 86,852 and 95,237 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Sixteen Week Periods Ended
April 24, 2010 and April 25, 2009
(in thousands)
(unaudited)

	April 24,	April 25,
	2010	2009

Cash flows from operating activities:
Net income	$109,431	$93,585
Depreciation and amortization	49,683	45,155
Share-based compensation	6,674	4,171
(Benefit) provision for deferred income taxes	(1,883)	2,180
Excess tax benefit from share-based compensation	(809)	(723)
Other non-cash adjustments to net income	1,812	6,462
(Increase) decrease in:
Receivables, net	(17,911)	9,684
Inventories, net	(113,688)	(58,248)
Other assets	30,043	14,852
Increase in:
Accounts payable	219,508	118,869
Accrued expenses	51,348	50,296
Other liabilities	3,796	6,439
Net cash provided by operating activities	338,004	292,722

Cash flows from investing activities:
Purchases of property and equipment	(60,675)	(50,216)
Proceeds from sales of property and equipment	93	76
Net cash used in investing activities	(60,582)	(50,140)

Cash flows from financing activities:
Decrease in bank overdrafts	(9,526)	(12,602)
Decrease in financed vendor accounts payable	(14,535)	(41,206)
Dividends paid	(10,903)	(11,378)
Net borrowings (payments) on credit facilities	75,000	(176,500)
Proceeds from the issuance of common stock, primarily exercise
of stock options	4,691	11,485
Excess tax benefit from share-based compensation	809	723
Repurchase of common stock	(289,407)	-
Other	(283)	440
Net cash used in financing activities	(244,154)	(229,038)

Net increase in cash and cash equivalents	33,268	13,544
Cash and cash equivalents, beginning of period	100,018	37,358
Cash and cash equivalents, end of period	$133,286	$50,902

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Sixteen Week Periods Ended
April 24, 2010 and April 25, 2009
(in thousands, except per share data)
(unaudited)

Reconciliation of Free Cash Flow:
	April 24,	April 25,
	2010	2009

Cash flows from operating activities	$338,004	$292,722
Cash flows used in investing activities	(60,582)	(50,140)
	277,422	242,582

Decrease in financed vendor accounts payable	(14,535)	(41,206)

Free cash flow	$262,887	$201,376

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

Key Financial Metrics and Statistics(1):
Sixteen Weeks Ended
		April 24, 2010	April 25, 2009	FY 2009	FY 2008

	Sales Growth %	8.7%	10.3%	5.3%	6.1%

	Sales per Store (2)(3)	$ 1,619	$ 1,583	$ 1,595	$ 1,551

	Operating Income per Store (2)(4)	$ 140	$ 128	$ 134	$ 125

	Return on Invested Capital (2)(5)	15.5%	14.1%	14.6%	13.6%

	Gross Margin Return on Inventory (2)(6)	$ 4.49	$ 3.71	$ 3.98	$ 3.47

	Total Store Square Footage, end of period	25,299	24,918	24,973	24,711

	Total Team Members, end of period	50,495	49,265	48,771	47,853

(1)
In thousands except for gross margin return on inventory and total Team Members. These financial metrics have been reported on a GAAP basis which include the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008.  These financial metrics should be read in conjunction with our financial metrics presented on a comparable basis earlier in this press release. Refer to the “Selected Consolidated Data” on page 18 of our 2009 Form 10-K for further explanation of these items.

(2)	The financial metrics presented are calculated on an annual basis and accordingly reflect the last four quarters completed.

(3)	Sales per store is calculated as net sales divided by an average of beginning and ending store count.

(4)	Operating income per store is calculated as operating income divided by an average of beginning and ending store count.

(5)	Return on invested capital (ROIC) is calculated in detail in these supplemental financial schedules.

(6)	Gross margin return on inventory is calculated as gross profit divided by an average of beginning and ending inventory, net of accounts payable and financed vendor accounts payable.

Detail of Return on Invested Capital (ROIC) Calculation:
	Last Four Quarters Ended
	As Reported		Comparable Adjustments (a)		Comparable
	April 24,	April 25,	April 24,	April 25,	April 24,	April 25,
	2010	2009	2010	2009	2010	2009

Net income	$286,218	$249,536	$12,703	$17,682	$298,921	$267,218
Add:
After-tax interest expense and other, net	12,784	18,574	-	(322)	12,784	18,252
After-tax rent expense	186,288	178,796	-	-	186,288	178,796
After-Tax Operating Earnings	485,290	446,906	12,703	17,360	497,993	464,266

Average assets (less cash)	3,010,172	2,902,412	13,029	21,639	3,023,201	2,924,051
Less: Average liabilities (excluding total debt)	(1,678,127)	(1,454,888)	(4,936)	(7,998)	(1,683,063)	(1,462,886)
Add: Capitalized lease obligation (rent expense * 6) (b)	1,789,098	1,716,546	-	-	1,789,098	1,716,546
Total Invested Capital	3,121,143	3,164,070	8,093	13,641	3,129,236	3,177,711

ROIC	15.5%	14.1%	-	-	15.9%	14.6%

Rent expense	$298,183	$285,587	$-	$-	$298,183	$285,587
Interest expense and other, net	$20,448	$29,654	$-	$(511)	$20,448	$29,143

( a )
The Company has also presented its ROIC calculation on a comparable basis which excludes the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008.  Refer to the “Selected Consolidated Data” on page 18 of our 2009 Form 10-K for further explanation of these items.

( b )	Capitalized lease obligation is estimated as annualized rent expense for the applicable period times six years.

Note:  Management uses ROIC to evaluate return on investments to the business and believes it is a useful indicator to stockholders given the future investments the Company plans to make in areas including information technology, supply chain and stores.  ROIC is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated financial statements. Management believes our comparable results of operations are a useful indicator to stockholders for consistency purposes.